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                                                                   Exhibit 10.26


                                VENDOR AGREEMENT


     This Vendor Agreement ("Agreement") is made as of December 19, 2000 between DEUTSCHE FINANCIAL SERVICES CORPORATION ("DFS"), having a principal place of business at 655 Maryville Centre Drive, St. Louis, Missouri 63141, and REDLINE PERFORMANCE PRODUCTS, INC. ("Vendor"), having a principal place of business located at 2520 Fortune Way Vista, California 92083.

     Vendor sells various products ("Merchandise") to dealers and/or distributors (individually and collectively "Dealer") who may require financial assistance in order to make such purchases from Vendor. To induce DFS to finance the acquisition of Merchandise by any Dealer and in consideration thereof, Vendor and DFS agree that:

     1. VENDOR'S WARRANTIES. Whenever a Dealer requests the shipment of Merchandise from Vendor and that DFS finance such Merchandise, Vendor may deliver to DFS an invoice(s) describing the Merchandise. By delivery of an invoice, Vendor warrants the following:

               a. That Vendor transfers to Dealer all right, title and interest in and to the Merchandise so described, contingent upon DFS' approval to finance the transaction;

               b. That Vendor's title to the Merchandise is free and clear of all liens and encumbrances when transferred to Dealer;

               c. That the Merchandise is in salable condition suitable for ordinary retail sale, free of any defects;

               d. That the Merchandise is the subject of a bona fide order by Dealer placed with and accepted by Vendor, and that Dealer has requested the transaction be financed by DFS; and

               e. That the Merchandise subject to the transaction has been shipped to Dealer not more than ten (10) days prior to the invoice date.

     If Vendor breaches any of the above-described warranties, Vendor will immediately: (i) pay to DFS an amount equal to the total unpaid balance (being principal and finance charges which have accrued to the date of vendors payment to DFS) owed to DFS on all Merchandise related to the breach; and (ii) reimburse DFS for all costs and expenses (including, but not limited to, reasonable attorneys' fees) directly incurred by DFS as a result of the breach.

     2. FINANCING OF MERCHANDISE. DFS will only be bound to finance Merchandise which DFS has accepted to finance (such acceptances will be indicated by DFS' issuance of an approval number, draft or other instrument to Vendor in payment of the invoice, less the amount of DFS' charges as agreed upon from time to time) and only if: (a) the Merchandise is delivered to Dealer within thirty (30) days following DFS' acceptance; (b) DFS has received Vendor's invoice for such Merchandise within ten (10) days from the date of delivery of the Merchandise to Dealer; (c) DFS' approval number is on the invoice; and (d) DFS has not revoked its acceptance prior to the shipment of the Merchandise to Dealer. With respect to any invoice, if DFS has not advanced funds within thirty
(30) days of DFS' issuance of an approval number for such invoice, the invoice shall be deemed not received by DFS and DFS shall not be bound to finance such Merchandise.

     3. PURCHASE OF MERCHANDISE. Whenever DFS deems it necessary in its sole discretion to repossess or if DFS otherwise comes into possession, actual or constructive, of any Merchandise in which it has a security interest or other lien, Vendor will purchase such Merchandise from DFS at the




                                       1

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time of DFS' repossession or other acquisition of possession in accordance with the following terms and conditions:

               a. Vendor will purchase any Merchandise in new and unused condition, and any Merchandise subject to wear and tear incidental to display and/or demonstration if DFS financed such merchandise under Vendors approved demonstration program with DFS as outlined in the Terms Letter between DFS and vender attached hereto as exhibit "A", at the point where DFS repossesses it or where it otherwise comes into DFS' possession;

               b. The purchase price Vendor will pay to DFS for such Merchandise will be due and payable immediately in full, and will be an amount equal to (i) the total unpaid balance (being principal and finance charges which have accrued to date of venders payment to DFS) owed to DFS with respect to such Merchandise, or Vendor's original invoice price for such Merchandise, whichever is greater, and (ii) all costs and expenses (including, but not limited to, reasonable attorneys' fees) paid or directly incurred by DFS in connection with the repossession of such Merchandise; and

               c. Vendor shall not assert or obtain any interest in or to any Merchandise acquired by Vendor until the purchase price therefor is paid in full.

     4. ADDITIONAL TERMS OF PURCHASE. In addition to Vendor's obligations set forth above, if DFS at any time repossesses or otherwise comes into possession of any new and unused condition Merchandise and any merchandise subject to wear and tear incidental to display and or demonstration if DFS financed such merchandise under vendors approved demonstration program with DFS as outlined in the Terms Letter between DFS and vender attached hereto as exhibit "A" from any Dealer who received the Merchandise from a third party and not directly from Vendor, Vendor shall purchase such Merchandise from DFS on demand, in accordance with the terms set forth above in Section 3; provided, however: (a) DFS will first request such third party to purchase such Merchandise from DFS; and (b) if such third party fails to immediately purchase such Merchandise from DFS, Vendor shall immediately purchase such Merchandise and pay DFS a purchase price therefor in an amount equal to the total unpaid balance (being principal and finance charges which have accrued to the date of vendors payment to DFS) owed to DFS with respect to such Merchandise and all costs and expenses (including, without limitation, reasonable attorneys' fees) directly paid or incurred by DFS in connection with its repossession of such Merchandise, but in no event will Vendor's liability with respect to any item of such Merchandise exceed Vendor's invoice price for such item.

     5. EXTENSION OF TIME; WAIVERS. DFS may extend the time of a Dealer in default to fulfill its obligations to DFS without notice to Vendor and without altering Vendor's obligations hereunder. Vendor waives any rights it may have to notice of nonpayment, nonperformance, dishonor, the amount of indebtedness of a Dealer outstanding at any time, any legal proceeding against a Dealer, and any other demands and notices except as required by law, and any rights it may have to require DFS to proceed against a Dealer or the Merchandise or to pursue any other remedy in DFS' power. Vendor's liability to DFS is direct and unconditional and will not be affected by any change in the terms of payment or performance of any agreement between DFS and Dealer, or the release, settlement or compromise of or with any party liable for the payment or performance thereof, the release or non-perfection of any security interest granted DFS in any agreement between DFS and Dealer, any change in Dealer's financial condition, or the interruption of business relations between DFS and Dealer.

     6. EXPENSES; RELEASE OF INFORMATION. Vendor will pay all DFS' reasonable expenses (including, but not limited to, court costs, arbitration fees and reasonable attorneys' fees) in the event DFS is required to enforce its rights against Vendor. Vendor will release to DFS to the extent permitted


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under applicable law any credit, financial or other information on any Dealer upon each request by DFS. Vendor will immediately notify DFS if Vendor reasonably believes that Dealer has violated the material terms of any franchise, permission, license or right to sell or deal in the Merchandise. DFS agrees to indemnify and hold the vendor harmless from and against any and all claims arising out of and related to DFS storage and use of information on dealers disclosed by vendor at the request of DFS.

     7. INVOICES. Invoices submitted to DFS by Vendor should indicate that the Merchandise is "Sold to (Name of Dealer) and "Financed by Deutsche Financial Services Corporation." However, if Vendor's invoices read "Sold to Deutsche Financial Services Corporation", and, regardless of the invoice, Vendor acknowledges and agrees that DFS is not purchasing Merchandise, but is only financing said Merchandise for Dealer.

     8. SUCCESSORS AND ASSIGNS; OBLIGATIONS. This Agreement will be binding upon and inure to the benefit of DFS' successors and assigns. Vendor cannot assign this Agreement without DFS' prior written consent. DFS may perform or cause to be performed any or all of its obligations hereunder by any of its subsidiaries and/or affiliated companies. Vendor's obligations under this Agreement inure to the benefit of any of DFS' subsidiaries and/or affiliated companies.

     9. EVENTS OF DEFAULT. The occurrence of any of the following events shall be deemed an "Event of Default" under this Agreement: (a) Vendor's failure to pay when due any amount owed DFS hereunder or under any other agreement between DFS and Vendor; (b) Vendor's failure to perform or observe any covenant, term or provision hereunder or under any other agreement between DFS and Vendor; (c) termination or impairment of any guaranty of Vendor's obligations hereunder; (d) Vendor shall cease existence as a corporation, partnership, limited liability company or trust, as applicable; (e) Vendor ceases or suspends business; (f) Vendor makes a general assignment for the benefit of creditors; (g) Vendor becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law; (h) any receiver is appointed for any assets of Vendor; (i) Vendor sells, transfers or assigns all or substantially all of its assets; (j) Vendor merges its business with another business, regardless of whether Vendor is the surviving entity; or (k) there is any material adverse change in Vendor's financial condition.

     10. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, DFS shall have the right, at DFS' option, to immediately exercise one or more of the following remedies: (a) refuse to extend any further financing to Dealers; (b) terminate the Agreement; or (c) exercise any other rights it may have under the laws of the state governing this Agreement.

     11. FINANCIAL STATEMENTS. The performance of any obligations of DFS under this Agreement is subject to: (i) DFS' receipt of Vendor's financial statement as of December 31, 2000, and such other documents or information which DFS may require from Vendor, and (ii) DFS' approval in writing of the institution of a financing program for Vendor and Dealers, based on its review of such documentation and information. Vendor will thereafter deliver to DFS, within ninety (90) days after the end of each of Vendor's fiscal years, a reasonably detailed balance sheet as of the last day of such fiscal year and a reasonably detailed income statement covering Vendor's operations for such fiscal year, in a form satisfactory to DFS.

     12. TERMINATION. Either party may terminate this Agreement by notice to the other in writing, the termination to be effective thirty (30) days after receipt (which receipt is presumed to be five (5) business days after the same is sent) of notice by the other party provided, however, that DFS may terminate this Agreement immediately if an Event of Default has occurred. In any event, no termination of this Agreement will affect any of Vendor's (or its assignees, whether permitted or unpermitted) liability with respect to any financial transactions entered into by DFS with any Dealer prior to the

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effective date of termination, including, without limitation, transactions that will not be completed until after the effective date of termination.

     13. MISCELLANEOUS. Vendor will notify DFS of any change in its name or business structure. Vendor waives notice of DFS' acceptance of this Agreement. This Agreement is not intended, nor shall it be deemed to, directly or indirectly, benefit any person or entity, including any Dealer, who is not a party hereto. If at any time any one or more of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. DFS' failure to exercise any rights granted hereunder shall not operate as a waiver of those rights. The rights of DFS under this Agreement are cumulative, may be exercised as often as it considers appropriate, and are in addition to its rights under the general law.

     14. NO ORAL AGREEMENTS. There are no oral or unwritten agreements between DFS and Vendor regarding the subject matter hereof. Vendor and DFS acknowledge and agree that all agreements and understandings between them are set forth in this Agreement and any terms letter(s) executed in connection herewith (as the same may be revised from time to time without necessitating an amendment of this Agreement) ("Terms Letter(s)") or in any other writing between the parties relating hereto. The Terms Letter(s) are hereby incorporated into this Agreement by reference and from a part of this Agreement.

     15. BINDING ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, the relationship resulting in or from this Agreement, the breach of any duties hereunder or any other relationship, transaction or dealing between the parties (collectively "Disputes") will be settled by binding arbitration in accordance with the Commercial Arbitration Rules of The American Arbitration Association, 140 West 51st Street, New York, New York 10020-1203. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (a) to DFS at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention: General Counsel: and (b) to any other party at the address specified herein; or such other address as the parties may specify from time to time in writing. The parties agree that all arbitrators selected will be attorneys with at least five (5) years secured transactions experience. Any award rendered by the arbitrators(s) may be entered as a judgment or order and confirmed or enforced by either party in any state or federal court having competent jurisdiction thereof. The non-prevailing party will pay all of the costs and expenses (including without limitation, reasonable attorneys' fees) incurred by the prevailing party in any arbitration proceeding. If either party brings or appeals any judicial action to vacate or modify any award rendered pursuant to arbitration or opposes the confirmation of such award and the party bringing or appealing such action or opposing confirmation of such award does not prevail, such party will pay all of the costs and expenses (including, without limitation, court costs, arbitrators fees and expenses and attorneys' fees) incurred by the other party in defending such action. Additionally, if either party brings any action for judicial relief in the first instance without pursuing arbitration prior thereto, the party bringing such action for judicial relief will be liable for and will immediately pay to the other party all of the other party's costs and expenses (including, without limitation, court costs and attorneys' fees) to stay or dismiss such judicial action and/or remove it to arbitration. The failure of either party to exercise any rights granted hereunder shall not operate as a waiver of any of those rights. THE LAWS OF THE STATE OF CALIFORNIA WILL GOVERN THIS AGREEMENT AND ALL TRANSACTIONS HEREUNDER AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS; PROVIDED, HOWEVER, THAT THE FEDERAL ARBITRATION ACT ("FAA"), TO THE EXTENT INCONSISTENT, WILL SUPERSEDE THE LAWS OF SUCH STATE AND GOVERN. This Agreement concerns transactions involving commerce among the several states. The arbitrators will not be empowered to award punitive damages. The agreement to arbitrate will survive termination of this Agreement. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, EACH

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PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS LOCATED WITHIN SUCH
STATE AND AGREE THAT ALL LEGAL PROCEEDINGS WILL BE TRIED IN A COURT OF
COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. EACH PARTY WAIVES ANY RIGHT
TO A JURY TRIAL IN ANY SUCH PROCEEDING.

THIS CONTRACT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.


                              Redline Performance Products, Inc.
ATTEST:

Sara Johnston(3)              By: /s/ Chris Rodewald            (2)
------------                      ------------------------------
                              Name: Chris Rodewald
                                    ----------------------------
                              Title: Vice President
                                     ---------------------------

                              DEUTSCHE FINANCIAL SERVICES
                              CORPORATION

                              By: Michael A. Echemann
                                  ------------------------------
                              Name: Michael A. Echemann
                                    ----------------------------
                              Title: Regional Sales Manager
                                     ---------------------------

********

(1) Name of Vendor
(2) Signature of Vendor's Authorized Representative, if Vendor is a corporation, an officer must sign
(3) Signature of Vendor's Secretary or Assistant Secretary, if Vendor is a Corporation, if Vendor is a Sole Proprietor, the signature must be either witnessed by a DFS employee or notarized if Vendor is a member-managed Limited Liability Company, all members must sign and the signature must be either witnessed by a DFS employee or notarized if Vendor is a Partnership, also complete the Partnership Certificate -- Vendor Agreement if Vendor is a Limited Liability Company, also complete the Limited Liability Company Certificate -- Vendor Agreement




          DO NOT COMPLETE THE NOTARY BELOW IF VENDOR IS A CORPORATION

                                NOTARY STATEMENT

On this ____ day of ____________, 20__, before me, the subscriber, a Notary Public, personally appeared ____________________ known to me to be the person(s) described in and who executed the above Vendor Agreement, and who acknowledged the execution thereof to be their free act and deed.


                              Notary Public: __________________________

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                                        [DEUTSCHE FINANCIAL SERVICES LETTERHEAD]


September 12, 2000


Mr. Chris Rodewald
Vice President
Redline Performance Products, Inc.
2520 Fortune Way
Vista, California 92083

Dear Mr. Rodewald:

The following outlines the proposed financing terms, which will apply to the inventory financing program for Snowmobiles or any Redline Performance Products manufactured/distributed by Redline Performance Products, Inc. and financed by Deutsche Financial Services (DFS).

Program Name:                Redline Performance Products FFP
                             -----------------------------------

Program Duration:            Ongoing
                             -----------------------------------

Eligible Dealers:            Approved DFS Dealers
                             -----------------------------------

Subsidized Flooring Period:  Free Flooring until 12/01/2001
                             -----------------------------------

Funding:                     10 days from receipt of invoice
                             -----------------------------------

Discount Rate:               PAS N/A for each N/A days of Free Flooring
                             SPP N/A% for each N/A days of Free Flooring
                             The discount rate increases or decreases N/A basis points with each corresponding N/A basis points increase or decrease in the prime rate;
                             provided that the prime rate on which the discount rate is calculated will not decrease below the minimum Prime Rate of N/A

Current Prime Rate:          9.5%
                             -----------------------------------

Definition of Prime:         Prime means the highest prime rate or reference
                             rate of interest publicly announced from time to time by Chase Manhattan Bank, N.A., Chemical Bank and Citibank, N.A., and such rate in effect on the last business day of any calendar month will be prime for the following calendar month, subject to any minimum prime.

Advance Amount:              100.0%
                             -----------------------------------

Curtailments:                None
                             -----------------------------------


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Manufacturer Rate:       Prime plus 2.50% with a .15% Monthly Handling Charge

Dealer Program:          Prime plus 3% with a .25% Monthly Handling Charge
                         Thru Day 365

Maturity Rates:          After Day 365 Prime plus 5.0% with .25 MHC


Our Invoices submitted to Deutsche Financial Services should indicate that the inventory is "Sold to (Name of Dealer)" and "Financed by Deutsche Financial Services," However, if your invoices say, "Sold To Deutsche Financial Services" you hereby acknowledge the fact that Deutsche Financial Services is not purchasing the inventory, but is only financing the inventory for the particular dealer.

If the above program terms are acceptable, please sign and return this letter to my attention. If you wish to discuss any elements of the program, I can be reached at 800-419-0094. My fax number is 630-241-4397.

Sincerely,

DEUTSCHE FINANCIAL SERVICES



Michael A. Echemann
Regional Sales Manager




The terms as stated above are agreed to and accepted on this 8 day of November, 2000.

Redline Performance Products, Inc.
By /s/ Chris Rodewald
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                [GE COMMERCIAL DISTRIBUTION FINANCE LETTERHEAD]

December 3, 2002


Mr. Chris Rodewald
Redline
2510 Commerce Way
Vista, California 92083

Dear Chris:

As per our recent conversation, General Electric bought Deutsche Financial Services (DFS) effective November 1, 2002. Our new name is General Electric Commercial Distribution Finance Corp. The documents you signed when we were DFS, including the Vendor Agreement, are still valid. The documents were designed to remain in effect in case of a DFS entity change.

We remain committed to being the inventory financing source for Redline dealers. We are excited about the opportunity to work with you and the others at Redline as you enter the motorsports market. We have a long history of working with vendors and dealers in this industry.

If we can help you in any way, please do not hesitate to call us.

Best Regards,

/s/ Tom Cawein
Tom Cawein
Vice President of Marketing